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                                                                   EXHIBIT 10.14


                     DUKE ENERGY FIELD SERVICES CORPORATION

                          2000 LONG-TERM INCENTIVE PLAN



                             1. PURPOSE OF THE PLAN

         The purpose of the Duke Energy Field Services Corporation 2000 Long-Term Incentive Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation's ability to attract, motivate and retain employees, consultants, advisors, and directors of the Corporation and its Subsidiaries upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation and its Subsidiaries largely depend, and to provide an additional incentive for employees, consultants, advisors, and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation.

                                 2. DEFINITIONS

         Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

         (a) "AWARD" means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock or Dividend Equivalent granted under the Plan.

         (b) "AWARD AGREEMENT" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

         (c) "BOARD" means the Board of Directors of the Corporation.

         (d) "CHANGE IN CONTROL" shall have the meaning specified in Section 12 hereof.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended.

         (f) "COMMITTEE" means the Compensation Committee of the Board, or such other committee or subcommittee of the Board appointed by the Board to administer the Plan from time to time.

         (g) "COMMON STOCK" means the common stock of the Corporation, par value $.01 per share.


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         (h) "CONSULTANT" means any person who is not an Employee and who is providing advisory or consulting services to the Corporation or any Subsidiary.

         (i) "CORPORATION" means Duke Energy Field Services Corporation, a Delaware corporation.

         (j) "CORPORATION VOTING SECURITIES" means, at any given time, the then outstanding voting securities of the Corporation entitled to vote generally in the election of the Corporation's directors.

         (k) "DATE OF GRANT" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify that the Award becomes effective.

         (l) "DIVIDEND EQUIVALENT" means an Award under Section 11 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

         (m) "DUKE" means Duke Energy Corporation, a North Carolina corporation.

         (n) "EFFECTIVE DATE" means the Effective Date of this Plan, as defined in Section 15.1 hereof.

         (o) "ELIGIBLE PERSON" means any person who is an Employee, a Consultant, or an Independent Director.

         (p) "EMPLOYEE" means any person (including a member of the Board) who is an employee of the Corporation or any Subsidiary; provided, however, that with respect to Incentive Stock Options, "Employee" means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treasury Regulation Section 1.421-7(h).

         (q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (r) "FAIR MARKET VALUE" of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the trading day immediately preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock on the date of an initial public offering of Common Stock shall be the offering price under such initial public offering.



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         (s) "INDEPENDENT DIRECTOR" means a member of the Board who is not an employee of the Corporation or any Subsidiary.

         (t) "INCENTIVE STOCK OPTION" means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

         (u) "NONQUALIFIED STOCK OPTION" means an option to purchase Common Stock that is not an Incentive Stock Option.

         (v) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

         (w) "PARTICIPANT" means any Eligible Person who holds an outstanding Award under the Plan.

         (x) "PERFORMANCE AWARD" means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a "Performance Share") or based on specified dollar units (a "Performance Unit") at the end of a performance period if certain conditions established by the Committee are satisfied.

         (y) "PHANTOM STOCK" means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

         (z) "PHILLIPS" means Phillips Petroleum Company, a Delaware corporation.

         (aa) "PLAN" means the Duke Energy Field Services Corporation 2000 Long-Term Incentive Plan as set forth herein, as it may be amended from time to time.

         (bb) "RESTRICTED STOCK" means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

         (cc) "STOCK APPRECIATION RIGHT" or "SAR" means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

         (dd) "SUBSIDIARY" means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall not include any entity that does not qualify within



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the meaning of section 424(f) of the Code as a "subsidiary corporation" with respect to the Corporation.

                  3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1. NUMBER OF SHARES. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 4,000,000 shares of Common Stock; provided, however, that no more than 400,000 shares of Common Stock may be issued pursuant to all Awards of Restricted Stock, Performance Awards or Phantom Stock under the Plan. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation. If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, cancelled or returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

3.2. ADJUSTMENTS. If there shall occur any recapitalization, reorganization, reclassification, merger, consolidation, combination, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (a) the maximum numbers and kind of shares provided in Section 3.1 hereof, (b) the number and kind of shares of Common Stock, share units, or other rights or property (including, without limitation, cash) subject to the then-outstanding Awards,
(c) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (d) the performance targets or goals appropriate to any outstanding Performance Awards, or (e) any other terms of an Award that are affected by the event.

                          4. ADMINISTRATION OF THE PLAN

4.1. COMMITTEE MEMBERS. Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a "nonemployee director" under Rule 16b-3 promulgated under the Exchange Act. The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

4.2. DISCRETIONARY AUTHORITY. Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and



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the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.3. CHANGES TO AWARDS. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (a) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the cancelled Awards or (b) the amendment of the terms of any and all outstanding Awards. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

4.4. DELEGATION OF AUTHORITY. The Committee shall have the right, from time to time, to delegate to one or more officers of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board.

4.5. AWARDS TO INDEPENDENT DIRECTORS. An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

                            5. ELIGIBILITY AND AWARDS

         All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 13 hereof between the Corporation and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.



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                                6. STOCK OPTIONS

6.1. GRANT OF OPTION. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option.

6.2. EXERCISE PRICE. The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3. VESTING; TERM OF OPTION. The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. An Option may become vested and exercisable upon a Participant's retirement, death, disability, Change in Control or other event, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant's employment or other service with the Corporation or any Subsidiary.

6.4. OPTION EXERCISE; WITHHOLDING. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Corporation together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (a) in cash or by cash equivalent, (b) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (c) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (d) at the discretion of the Committee, by a combination of the methods described above or
(e) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

6.5. LIMITED TRANSFERABILITY. Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be



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transferred to members of the Participant's immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant's immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

6.6.     ADDITIONAL RULES FOR INCENTIVE STOCK OPTIONS.

         (a) ANNUAL LIMITS. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under the Plan, and any other stock option plans of the Corporation, any Subsidiary or any parent corporation, exceeds $100,000 (determined in accordance with section 422(d) of the Code), such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options shall be treated as Nonqualified Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

         (b) TERMINATION OF EMPLOYMENT. An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

         (c) OTHER TERMS AND CONDITIONS; NONTRANSFERABILITY. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.



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         (d) DISQUALIFYING DISPOSITIONS. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

                          7. STOCK APPRECIATION RIGHTS

7.1. GRANT OF SARS. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee.

7.2. TANDEM SARS. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section
7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3. FREESTANDING SARS. A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant.

7.4. PAYMENT OF SARS. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (b) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.



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                               8. RESTRICTED STOCK

8.1. GRANTS OF RESTRICTED STOCK. An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price.

8.2. VESTING REQUIREMENTS. The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion.

8.3. RESTRICTIONS. Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

8.4. RIGHTS AS SHAREHOLDER. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement.

8.5. SECTION 83(b) ELECTION. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making an election, or refraining from making an election, with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Corporation.



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                              9. PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.

9.2. PAYMENT OF PERFORMANCE AWARDS. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as administratively practicable following the end of the performance period.

                                10. PHANTOM STOCK

10.1. GRANT OF PHANTOM STOCK. Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years from the Date of Grant. An Award of Phantom Stock may be granted, at the discretion of the Committee, together with an Award of Dividend Equivalent rights for the same number of shares covered thereby.

10.2. PAYMENT OF PHANTOM STOCK. Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.



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                            11. DIVIDEND EQUIVALENTS

11.1. GRANT OF DIVIDEND EQUIVALENTS. A Dividend Equivalent granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

11.2. PAYMENT OF DIVIDEND EQUIVALENTS. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the date the Dividend Equivalents are paid to a Participant, as determined by the Committee. Dividend Equivalents shall be payable to a Participant as soon as administratively practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement.

                              12. CHANGE IN CONTROL

12.1. EFFECT OF CHANGE IN CONTROL. The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (a) the acceleration, limitation or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award; (b) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (c) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee; or (d) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

12.2. DEFINITION OF CHANGE IN CONTROL. For purposes hereof, a "Change in Control" shall be deemed to have occurred upon:

         (a) an acquisition subsequent to the Effective Date by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the then outstanding Corporation Voting Securities; excluding, however, the following: (A) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (B) any acquisition by the Corporation and (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary;



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         (b) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

         (c) the approval by the shareholders of the Corporation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Corporation is the surviving corporation in such transaction, other than a merger, consolidation, reorganization or similar corporate transaction that would result in the Corporation Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Corporation Voting Securities (or the voting securities of such surviving entity) outstanding immediately after such merger, consolidation, reorganization or similar corporate transaction;

         (d) the approval by the shareholders of the Corporation of (i) the sale or other disposition of all or substantially all of the assets of the Corporation, or (ii) a complete liquidation or dissolution of the Corporation; or

         (e) adoption by the Board of a resolution to the effect that any Person has acquired effective control of the business and affairs of the Corporation.

Notwithstanding the foregoing, if, at the time of a change described in clause
(i) or (ii) below, Duke and Phillips (or any successor to Duke and/or Phillips) own, directly or indirectly and on an aggregate basis, at least fifty percent (50%) of the combined voting power of the then outstanding Corporate Voting Securities, a Change in Control shall not include (i) any change in the ownership or ownership structure of Duke or Phillips and (ii) any change in the percentage ownership interests held by Duke and/or Phillips in the Corporation.

                              13. AWARD AGREEMENTS

13.1. FORM OF AGREEMENT. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and



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


conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

13.2. TERMINATION OF SERVICE. The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or other service to the Corporation and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

13.3. FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

13.4. CONTRACT RIGHTS; AMENDMENT. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation by its authorized representative and signed by the Participant and returned to the Corporation. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of such Award Agreement and this Plan, and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement.

                             14. GENERAL PROVISIONS

14.1. NO ASSIGNMENT OR TRANSFER; BENEFICIARIES. Except as provided in Sections
6.5 and 8.3 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other interests specified under an Award following the Participant's death.

14.2. DEFERRALS OF PAYMENT. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise



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


be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

14.3. RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 3.2 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits.

14.4. EMPLOYMENT OR SERVICE. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Subsidiary.

14.5 TRANSFER OF EMPLOYMENT TO DUKE. For purposes of the Plan and all Award Agreements governing outstanding Awards held by a Participant as of the date, if any, of such Participant's transfer of employment as hereinafter described, unless provided otherwise by the Committee in an Award Agreement, a Participant who is an Employee shall not be considered to have terminated employment with the Corporation and all Subsidiaries if such Participant's employment is transferred directly from the Corporation or any Subsidiary to Duke (or an entity that is wholly owned, directly or indirectly, by Duke) at a time when Duke owns, directly or indirectly, greater than fifty percent (50%) of the combined voting power of the then outstanding Corporation Voting Securities; provided, however, that such a Participant shall be considered to have thereafter terminated such employment upon the first to occur of (a) the date such Participant terminates employment with the Corporation, all Subsidiaries, Duke and all entities that are wholly owned, directly or indirectly, by Duke and
(b) the date Duke ceases to own, directly or indirectly, greater than fifty percent (50%) of the combined voting power of the then outstanding Corporation Voting Securities. The provisions of this Section 14.5 shall cease to apply as of the first date upon which Duke owns, directly or indirectly, fifty percent (50%) or less of the combined voting power of the then outstanding Corporation Voting Securities.

14.6. SECURITIES LAWS. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may



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


impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

14.7. TAX WITHHOLDING. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

14.8. UNFUNDED PLAN. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Corporation or any Subsidiary by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation's creditors to discharge its obligations under the Plan.

14.9. OTHER COMPENSATION AND BENEFIT PLANS. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

14.10. PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

14.11. CONSTRUCTION AND INTERPRETATION. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

14.12. SEVERABILITY. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the



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


remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.13. GOVERNING LAW. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

                  15. EFFECTIVE DATE, TERMINATION AND AMENDMENT

15.1. EFFECTIVE DATE; SHAREHOLDER APPROVAL. The Effective Date of the Plan shall be the date of the adoption of the Plan by the Board, provided the Plan is approved by the shareholders of the Corporation on such date or within 12 months thereafter.

15.2. TERMINATION. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

15.3. AMENDMENT. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation's shareholders that would (a) change the class of Eligible Persons under the Plan, or (b) increase the number of shares of Common Stock reserved for issuance under the Plan or for certain types of Awards under Section 3.1 hereof. In addition, the Board may seek the approval of any amendment or modification by the Corporation's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with section 422 of the Code, the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.




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